UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2007

VIRAGEN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15823	59-2101668
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

865 SW 78th Avenue, Suite 100, Plantation, Florida	33324
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 233-8746

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Item 2.02.	Results of Operations and Financial Condition

Item 8.01.	Other Events

On March 19, 2007 Viragen, Inc. completed an equity-for-debt restructuring agreement with seven institutional investors who had previously held approximately $9.2 million in convertible notes and debentures, as well as related warrants. The terms of this debt restructuring agreement permitted the holders of the notes, debentures and related warrants to immediately exchange those securities for common shares of Viragen. The exchange was effected at a rate of one share of common stock for each $0.10 of outstanding notes and debentures, resulting in the issuance of approximately 93 million shares. The amount of notes, debentures, interest and warrants tendered for exchange by each debt holder and the number of shares issued in exchange therefore is as follows:

Name of Investor	Principal Amount of Debt Exchanged	Accrued But Unpaid Interest Exchanged	Number of Warrants Exchanged	Number of Shares Issued in Exchange
Alexandra Global Master Fund Ltd.	$3,500,000	$53,764	1,343,854	35,537,639
Alpha Capital AG	500,000	7,680	191,981	5,076,806
Crescent International Limited	653,125	9,217	431,578	6,623,417
Crestview Capital Master, LLC	53,125	—	47,619	531,250
Portside Growth and Opportunity Fund	1,366,467	20,989	—	13,874,561
Rockmore Investment Master Fund Ltd.	633,533	9,733	243,251	6,432,662
Satellite Strategic Finance Associates, LLC	2,450,000	37,635	2,303,748	24,876,348

Total	$9,156,250	$139,018	4,562,031	92,952,683

As a result of the restructuring of indebtedness, as described above, Viragen’s indebtedness (current and long-term) has been reduced by an aggregate of $9,156,250 and its stockholders’ equity has increased by approximately $8.2 million on a pro forma basis. The following balance sheet presents the actual balance sheet of Viragen as of December 31, 2006, as adjusted solely to give effect to the exchange of equity-for-debt, as described above. The balance sheet is unaudited and, other than with respect to the exchange, does not give effect to results of operations subsequent to December 31, 2006. The balance sheet also does not give effect to other adjustments that may need to be recorded as a result of the reduction in the conversion prices on the Company’s remaining convertible debt and issuance of additional warrants to certain warrant holders that were entitled to additional warrants upon the reduction in the exercise price of their warrants. We expect stockholders’ equity at March 31, 2007 will be less than the amount shown in the December 31, 2006 pro forma balance sheet primarily as a result of operational losses incurred during the quarter ending March 31, 2007.

VIRAGEN, INC. AND SUBSIDIARIES

CONSOLIDATED CONDENSED BALANCE SHEETS

(Unaudited)

	Actual December 31, 2006	Pro Forma December 31, 2006
ASSETS
Current assets
Cash and cash equivalents	$2,343,488	$2,322,863
Accounts receivable	65,368	65,368
Inventories	664,089	664,089
Prepaid expenses	624,635	624,635
Other current assets	196,389	111,998

Total current assets	3,893,969	3,788,953
Property, plant and equipment
Land, building and improvements	5,130,186	5,130,186
Equipment and furniture	4,309,875	4,309,875

	9,440,061	9,440,061
Less accumulated depreciation	(4,611,816)	(4,611,816)

	4,828,245	4,828,245
Goodwill	4,176,265	4,176,265
Developed technology, net	1,574,117	1,574,117
Deposits and other assets	77,288	20,651

	$14,549,884	$14,388,231

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$988,001	$988,001
Accrued expenses and other liabilities	1,086,420	901,795
Current portion of convertible notes and debentures	78,034	19,761
Short term borrowings	112,736	112,736
Current portion of long-term debt	73,216	73,216

Total current liabilities	2,338,407	2,095,509
Convertible notes and debentures, less current portion	9,514,303	1,363,762
Long-term debt, less current portion	654,141	654,141
Deferred income tax liability	390,799	390,799
Royalties payable	107,866	107,866

Commitments and contingencies

Stockholders’ equity
Convertible 10% Series A cumulative preferred stock, $1.00 par value. Authorized 375,000 shares; 2,150 shares issued and outstanding at December 31, 2006. Liquidation preference value: $10 per share, aggregating $21,500 at December 31, 2006	2,150	2,150
Common stock, $.01 par value. Authorized 250,000,000 shares; 120,285,104 shares issued and outstanding and 214,360,131 shares (pro forma) issued and outstanding at December 31, 2006	1,202,851	2,143,601
Capital in excess of par value	173,726,307	182,265,450
Accumulated deficit	(177,088,339)	(178,336,446)
Accumulated other comprehensive income	3,701,399	3,701,399

Total stockholders’ equity	1,544,368	9,776,154

	$14,549,884	$14,388,231

The foregoing balance sheet is being filed in an effort to demonstrate Viragen’s compliance with the continued listing criteria of the American Stock Exchange (AMEX), which had previously provided Viragen with a temporary exception to its continued listing criteria until March 20, 2007, at which time Viragen was required to demonstrate to the AMEX that its stockholders’ equity was at least $6 million, or to otherwise demonstrate that it met the AMEX’s financial criteria for continued listing. Viragen has not yet received confirmation from the AMEX that it now complies with the AMEX’s continued listing criteria. Viragen’s listing status remains subject to review by AMEX and AMEX could determine to delist Viragen’s shares. Additionally, Viragen cannot guarantee its compliance with AMEX listing criteria through subsequent quarters and may be subject to future delisting from AMEX for failing to maintain compliance.

In accordance with the adjustment provisions of outstanding indebtedness and warrants (other than the debt and warrants that have been tendered for exchange), as a result of the rate at which we issued our common stock in the exchange, (a) the conversion rate at which outstanding notes and debentures (other than the notes and debentures tendered in the exchange) in the aggregate principal amount of approximately $1.55 million has been reduced to $0.10 per share, (b) the exercise price of outstanding common stock purchase warrants (other than the common stock purchase warrants surrendered in the exchange) to purchase an aggregate of 5,756,630 shares of common stock was reduced to $0.10 per share and (c) we issued common stock purchase warrants to purchase an aggregate of 46,799,447 shares of common stock at a price of $0.10 per share.

On March 20, 2007, Viragen issued a press release announcing the restructuring of its indebtedness. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

10.1	Form of Offer to Exchange, including addendum
99.1	Press release dated March 20, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRAGEN, INC.

Date: March 22, 2007	By:	/s/ Dennis W. Healey
Dennis W. Healey
Executive Vice President and Principal Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Form of Offer to Exchange, including addendum
99.1	Press release dated March 20, 2007